Exhibit 10.1

NINTH AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

THIS NINTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Ninth Amendment”) is entered into and effective as of the Ninth Amendment Closing Date (as defined below) among ENERJEX RESOURCES, INC., a Nevada corporation (“Parent”), ENERJEX KANSAS, INC. (f/k/a Midwest Energy, Inc.), a Nevada corporation (“EnerJex Kansas”), Working Interest, LLC, a Kansas limited liability company (“Working Interest”), BLACK SABLE ENERGY, LLC, a Texas limited liability company (“Black Sable”), BLACK RAVEN ENERGY, INC., a Nevada corporation (“Black Raven”), ADENA, LLC, a Colorado limited liability company (“Adena”; together with Parent, EnerJex Kansas, Working Interest, Black Sable and Black Raven, collectively, “Borrowers” and each, a “Borrower”), and TEXAS CAPITAL BANK, N.A., a national banking association, as a Bank, L/C Issuer and Administrative Agent (in such latter capacity and together with its successors and permitted assigns in such capacity the “Administrative Agent”), and the several banks and financial institutions from time to time parties to the Credit Agreement, as defined below (the “Banks”). Capitalized terms used but not defined in this Ninth Amendment have the meaning given them in the Credit Agreement.

RECITALS

A. Borrowers, Administrative Agent, L/C Issuer and Banks previously entered into that certain Amended and Restated Credit Agreement dated as of October 3, 2011, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of December 14, 2011, that certain Second Amendment to Amended and Restated Credit Agreement dated as of August 31, 2012, that certain Third Amendment to Amended and Restated Credit Agreement dated as of November 2, 2012, that certain Fourth Amendment to Amended and Restated Credit Agreement dated as of January 24, 2013, that certain Fifth Amendment to Amended and Restated Credit Agreement dated as of September 30, 2013, that certain Sixth Amendment thereto dated as of November 19, 2013, that certain Seventh Amendment thereto dated as of June 16, 2014 and that certain Eighth Amendment thereto dated as of August 13, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B. In accordance with Section 2.04(b) of the Credit Agreement and based upon the recently delivered Reserve Report dated effective January 1, 2015, Administrative Agent and the Banks have redetermined the Borrowing Base effective as of the Ninth Amendment Closing Date as set forth in this Ninth Amendment (the “Ninth Amendment Redetermination”).

C. Borrowers, Administrative Agent and Banks acknowledge that such Ninth Amendment Redetermination is the May 1st scheduled semi-annual redetermination of the Borrowing Base scheduled for 2015 under Section 2.04(b) of the Credit Agreement.

D. Parent may issue shares of preferred and/or common stock pursuant to one or more offerings following the Ninth Amendment Closing Date (the “Potential Issuances”).

E. Borrowers have requested that Administrative Agent and Banks amend the Credit Agreement to consent to the Potential Issuances.

F. Administrative Agent and Banks desire to consent to the Potential Issuances, subject to the terms and conditions set forth herein.

G. Administrative Agent, L/C Issuer and Banks have agreed to (a) redetermine the Borrowing Base, (b) consent to the Potential Issuances and certain non-compliance by Borrowers with the terms of the Credit Agreement, (c) waive certain provisions of the Credit Agreement and (d) make certain amendments to the Credit Agreement, subject to the terms and conditions of this Ninth Amendment.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the undersigned hereby agree as follows:

I. Specific Amendments to Credit Agreement.

A. Article I, Definitions, of the Credit Agreement is hereby amended by adding the following definitions in their proper alphabetical order:

“Ninth Amendment” means the Ninth Amendment to Amended and Restated Credit Agreement dated effective as of the Ninth Amendment Closing Date by and among Borrowers, Administrative Agent, L/C Issuer and Banks.

“Ninth Amendment Closing Date” means April 29, 2015.

B. Article I, Definitions, of the Credit Agreement is hereby amended by revising the definition of “Conforming Borrowing Base” in its entirety as follows:

“Conforming Borrowing Base” means, as of the Ninth Amendment Closing Date, $19,000,000.

II. Section 2.04, Borrowing Base Determination, of the Credit Agreement is hereby amended by replacing Section 2.04(a) with following:

(a) The Borrowing Base in effect as of the Ninth Amendment Closing Date is $22,600,000 relative to the Proved Reserves attributable to the Borrowing Base Oil and Gas Properties and the Monthly Borrowing Base Reduction for May 1, 2015 is $0.00; provided that, on and after June 1, 2015, the Monthly Borrowing Base Reduction is $50,000. The Borrowing Base shall be automatically reduced on the first day of each month by the Monthly Borrowing Base Reduction beginning May 1, 2015. The Borrowing Base and the Monthly Borrowing Base Reduction shall be re-determined from time to time pursuant to the provisions of this Section.

III. Section 2.04, Borrowing Base Determination, of the Credit Agreement is hereby amended by replacing the proviso at the end of the penultimate sentence of Section 2.04(b) with the following proviso:

provided that a Bank’s failure to disapprove of Administrative Agent’s determination within fifteen (15) days by delivery of an alternative proposed Borrowing Base and Monthly Borrowing Base Reduction shall be deemed such Bank’s approval of Administrative Agent’s determination.

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IV. Section 2.04, Borrowing Base Determination, of the Credit Agreement is hereby amended by adding the following sentences to the end of Section 2.04(g):

Notwithstanding anything to the contrary in this Agreement, all repayments and prepayments of the Nonconforming Borrowing Base by the Borrowers shall automatically and permanently reduce the Nonconforming Borrowing Base. Borrowers shall not be permitted to reborrow amounts under the Nonconforming Borrowing Base once repaid or prepaid in accordance with this Agreement or the Ninth Amendment.

V. Section 2.08, Fees, of the Credit Agreement, is hereby amended by adding the following new subsection (d) to the end of Section 2.08:

(d) On or before the earlier to occur of (i) the date of any refinancing of the Obligations under this Agreement or (ii) any extension of the Maturity Date, Borrowers shall pay to Administrative Agent (for the account of the Banks) a fee in an amount equal to 0.25% of the Borrowing Base in effect on the Ninth Amendment Closing Date (i.e., $56,500).

VI. Article VI, Affirmative Covenants, of the Credit Agreement is hereby amended by adding the following new Section 6.30 to the end thereof:

Section 6.30 Post-Close Ninth Amendment Requirements. As consideration for the other agreements by the Banks set forth in the Ninth Amendment: (a)(i) on or before the first Business Day following the closing date of any Potential Issuance (as defined in the Ninth Amendment) permitted pursuant to the terms of the Ninth Amendment and (ii) using the cash proceeds received by Borrowers from any such Potential Issuance, prepay the Borrowing Base in an amount not less than $1,000,000; (b) on or before the first Business Day following Borrowers’ receipt of any cash proceeds from the Disposition of Borrowers’ interest in that certain parcel of real estate located in La Plata County, Colorado (the “Sales Transaction”) previously owned by Oakridge Energy, Inc. (“Oakridge”), prepay the Borrowing Base in an aggregate amount equal to the greater of: (i) 50% of the cash proceeds received by Borrowers from Oakridge (or any other payee) in connection with the Sales Transaction and (ii) $750,000; and (c) upon L/C Issuer’s receipt of that certain Letter of Credit No. 1323 which has been replaced by that certain Letter of Credit No. 1616, the Nonconforming Borrowing Base shall be automatically and permanently reduced in an amount equal to $50,000. Borrowers hereby acknowledge and agree that, subject to Section 2.04(g), the prepayments required pursuant to this Section 6.30 shall be applied, first, to the Nonconforming Borrowing Base until the Nonconforming Borrowing Base equals $0 and then, secondly, to the Conforming Borrowing Base.

VII. Section 6.12, Accounts, of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

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“Accounts. Maintain, as of the Ninth Amendment Closing Date, with Administrative Agent all of their bank accounts, including, without limitation, all deposit accounts, cash management and collection and lockbox services.”

VIII. Section 9.01(b), Specific Covenants, of the Credit Agreement is hereby amended to insert “, 6.30” immediately following the reference therein to “6.26”.

IX. Limited Waiver and Limited Consents.

A. Subject to the other terms and conditions set forth herein, Administrative Agent and Banks hereby waive Borrowers’ compliance with, and any resulting Event of Default arising from Borrowers’ failure to comply with, the financial covenant set forth in Section 7.12(b) (Net Debt to EBITDAX Ratio) solely in relation to the fiscal quarter ending March 31, 2015.

B. Subject to the other terms and conditions set forth herein, Administrative Agent and Banks hereby consent to any Potential Issuance; provided that (i) all cash proceeds received by Parent or any other Borrowers in connection with any such Potential Issuance or any prior issuance (to the extent Borrowers still hold such cash on and after the Ninth Amendment Closing Date) of equity interests in Parent (including, without limitation, the equity interests previously issued in connection with the Designation) shall (y) be held at all times in an account maintained with Administrative Agent and (z) subject to a first priority Lien (other than Permitted Liens) in favor of Administrative Agent for the benefit of the Banks, (ii) Borrowers shall promptly provide Administrative Agent with prior notice of any Potential Issuance including relevant details regarding such Potential Issuance as Administrative Agent may reasonably request (including, without limitation, the type and amount of equity interests being issued and the reasonably anticipated amount of proceeds to be received by Parent or the other applicable Borrowers) and (z) copies of all documents executed and/or delivered in connection with such Potential Issuance and (iii) no Default or Event of Default shall have occurred and be continuing or would result from any such Potential Issuance and (iv) Borrowers shall have prepaid the Borrowing Base as required pursuant to Section 6.30 of the Credit Agreement.

C. Borrowers have requested that Administrative Agent and Banks agree to consent to Borrowers’ non-compliance with the requirement of Section 7.12(b) (Net Debt to EBITDAX Ratio) of the Credit Agreement for the fiscal quarters ending June 30, 2015, September 30, 2015 and December 31, 2015 and then to reinstate the requirement of such section, commencing with the fiscal quarter ending March 31, 2016. Subject to the other terms and conditions set forth herein, Administrative Agent and Banks consent to Borrowers’ non-compliance with the requirement of Section 7.12(b) (Net Debt to EBITDAX Ratio) of the Credit Agreement for the fiscal quarters ending June 30, 2015, September 30, 2015 and December 31, 2015 and then to reinstate the requirement of such section, commencing with the fiscal quarter ending March 31, 2016.

D. Borrowers have requested that Administrative Agent and Banks agree to waive the scheduled Borrowing Base redetermination scheduled for November 1, 2015. Subject to the other terms and conditions set forth herein, Administrative Agent and Banks agree to waive the scheduled Borrowing Base redetermination scheduled for November 1, 2014.

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E. The consents and waivers granted hereunder does not indicate an intent to establish any course of dealing between Administrative Agent, Banks and Borrowers with regard to future waivers, consents, agreements to forbear or any other modifications that may be requested. Administrative Agent’s and Banks’ agreement to the consents and waivers herein should not be construed as an indication that Administrative Agent and Banks would be willing to agree to any further or future consents, waivers, agreements to forbear or any modifications to any of the terms of the Credit Agreement or other Loan Documents, or any Events of Default or Defaults that may exist or occur thereunder.

X. Conditions Precedent to Ninth Amendment. This Ninth Amendment shall be effective once each of the following conditions have been satisfied in Administrative Agent’s sole discretion on or before the Ninth Amendment Closing Date:

A.	Borrowers, Administrative Agent, L/C Issuer and Banks shall have executed and delivered this Ninth Amendment;

B.	Borrowers shall have paid to Administrative Agent (for the ratable benefit of the Banks) an aggregate amount not less than $1,000,000;

C.	Borrowers shall, subject to Section 6.22 of the Credit Agreement, have provided evidence to Administrative Agent, in form and content satisfactory to Administrative Agent, that Borrowers have entered into Swap Contracts (or other types of derivatives approved in writing by Banks) with one or more Approved Counterparties covering, for the balance of the 2015 fiscal year and the entirety of the 2016 fiscal year, in each case, not less than seventy-five percent (75%) of the Proved Developed Producing Reserves that are (i) attributable to Borrowers’ interest in the Borrowing Base Oil and Gas Properties, as reflected in the most recently delivered Reserve Report pursuant to Section 2.04 of the Credit Agreement and (ii) projected by Administrative Agent to be produced during the term(s) of such Swap Contracts;

D.	Borrowers shall have paid to Administrative Agent all fees due and payable under the Credit Agreement or as otherwise agreed; and

E.	Administrative Agent shall have received, in form and content satisfactory to it, such other assurances, certificates, documents or consents related to the foregoing as Administrative Agent may request.

XI. Representations, Warranties and Covenants. Borrowers represent and warrant to Administrative Agent and Banks that (a) they possess all requisite Corporate Power and authority to execute, deliver and comply with the terms of this Ninth Amendment, (b) this Ninth Amendment has been duly authorized and approved by all requisite Corporate Action on the part of the Borrowers, (c) no other consent of any Person (other than Administrative Agent and Banks) is required for this Ninth Amendment to be effective, (d) the execution and delivery of this Ninth Amendment does not violate their Governing Documentation, (e)  the representations and warranties in each Loan Document to which they are a party are true and correct in all material respects on and as of the Ninth Amendment Closing Date as though made on the Ninth Amendment Closing Date, (f)  after giving effect to this Ninth Amendment, they are in full compliance with all covenants and agreements contained in each Loan Document to which they are a party, (g) after giving effect to this Ninth Amendment, no Event of Default or Default has occurred and is continuing, and (h) no exhibit or schedule to the Credit Agreement is required to be supplemented, amended or modified in connection with the transactions contemplated by this Ninth Amendment or any other matters occurring prior to the Ninth Amendment Closing Date. The representations and warranties made in this Ninth Amendment shall survive the execution and delivery of this Ninth Amendment. No investigation by Administrative Agent or any Bank is required for Administrative Agent or any Bank to rely on the representations and warranties in this Ninth Amendment.

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XII. Scope of Amendment; Reaffirmation; Release. All references to the Credit Agreement shall refer to the Credit Agreement as amended by this Ninth Amendment. Except as affected by this Ninth Amendment, the Loan Documents are unchanged and continue in full force and effect. However, in the event of any inconsistency between the terms of the Credit Agreement (as amended by this Ninth Amendment) and any other Loan Document, the terms of the Credit Agreement shall control and such other document shall be deemed to be amended to conform to the terms of the Credit Agreement. Borrowers hereby reaffirm their obligations under the Loan Documents to which they are a party to and agree that all Loan Documents to which they are a party to remain in full force and effect and continue to be legal, valid, and binding obligations enforceable in accordance with their terms (as the same are affected by this Ninth Amendment). Borrowers hereby release, discharge and acquit Administrative Agent, L/C Issuer and Banks from any and all claims, demands, actions, causes of action, remedies, and liabilities of every kind or nature (including without limitation, offsets, reductions, rebates, or lender liability) arising out of any act, occurrence, transaction or omission occurring in connection with the Credit Agreement and the other Loan Documents prior to the Ninth Amendment Closing Date.

XIII. Miscellaneous.

(a) No Waiver of Defaults. Except as expressly provided herein, this Ninth Amendment does not constitute (i) a waiver of, or a consent to, (A) any provision of the Credit Agreement or any other Loan Document, or (B) any present or future violation of, or default under, any provision of the Loan Documents, or (ii) a waiver of Administrative Agent’s or any Bank’s right to insist upon future compliance with each term, covenant, condition and provision of the Loan Documents.

(b) Form. Each agreement, document, instrument or other writing to be furnished to Administrative Agent under any provision of this Ninth Amendment, if any, must be in form and substance satisfactory to Administrative Agent and its counsel.

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(c) Headings. The headings and captions used in this Ninth Amendment are for convenience only and will not be deemed to limit, amplify or modify the terms of this Ninth Amendment, the Credit Agreement, or the other Loan Documents.

(d) Costs, Expenses and Attorneys’ Fees. Borrowers agree to pay or reimburse Administrative Agent on demand for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, and execution of this Ninth Amendment, including, without limitation, the reasonable fees and disbursements of Administrative Agent’s counsel.

(e) Successors and Assigns. This Ninth Amendment shall be binding upon and inure to the benefit of each of the undersigned and their respective successors and permitted assigns.

(f) Multiple Counterparts. This Ninth Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one (1) and the same instrument. This Ninth Amendment may be transmitted and signed by facsimile or portable document file (pdf). The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on Borrowers, Administrative Agent, L/C Issuer and Banks. Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original; provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

(g) Governing Law. This Ninth Amendment and the other Loan Documents must be construed, and their performance enforced, under Texas law.

(h) Entirety. THIS NINTH AMENDMENT, THE CREDIT AGREEMENT, AND THE OTHER LOAN DOCUMENTS CONSTITUTE A “LOAN AGREEMENT” AS DEFINED IN SECTION 26.02(A) OF THE TEXAS BUSINESS AND COMMERCE CODE, AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER UNDER THIS NINTH AMENDMENT AND UNDER THOSE OTHER WRITTEN DOCUMENTS AND MAY NOT BE CONTRADICTED BY EVIDENCE OR PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(Signature Pages Follow)

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IN WITNESS WHEREOF, this Ninth Amendment is executed effective as of the Ninth Amendment Closing Date.

BORROWERS:

ENERJEX RESOURCES, INC.

By:
Robert G. Watson, Jr.
Chief Executive Officer

ENERJEX KANSAS, INC.

By:
Robert G. Watson, Jr.
Chief Executive Officer

WORKING INTEREST, LLC

By:
Robert G. Watson, Jr.
Chief Executive Officer

BLACK SABLE ENERGY, LLC

By:
Robert G. Watson, Jr.
Chief Executive Officer

Signature Page to Ninth Amendment

BLACK RAVEN ENERGY, INC.

By:
Robert G. Watson, Jr.
Chief Executive Officer

– and –

ADENA, LLC

By:
Robert G. Watson, Jr.
Chief Executive Officer

Signature Page to Ninth Amendment

ADMINISTRATIVE AGENT AND L/C ISSUER:

TEXAS CAPITAL BANK, N.A.,
as Administrative Agent, L/C Issuer and
a Bank

By:
W. David McCarver IV
Senior Vice President

BANKS:

TEXAS CAPITAL BANK, N.A.,
as Administrative Agent, L/C Issuer and
a Bank

By:
W. David McCarver IV
Senior Vice President

IBERIABANK

By:
Name:
Title:

Signature Page to Ninth Amendment